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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of The Kroll-O'Gara Company
Cincinnati, Ohio

We consent to the incorporation by reference in the Registration Statements of the Kroll-O'Gara Company (Forms S-8 Nos. 333-27553, 333-49121, 333-49145,
333-67721 and 333-74331, and Forms S-3 Nos. 333-56423, 333-67767 and 333-74335)
of our report dated March 13, 1997 (August 8, 1997 as to Notes 7 and 17 to the financial statements) appearing in the Annual Report on Form 10-K of The Kroll-O'Gara Company for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP
New York, New York
March 31, 1999